NEWS FOR IMMEDIATE RELEASE

August 27, 2009

For Further Information Contact:

Paul M. Limbert
President and Chief Executive Officer

or

Robert H. Young
Executive Vice President and Chief Financial Officer

(304) 234-9000
NASDAQ Symbol: WSBC
Website: www.wesbanco.com

WesBanco Declares Reduced Quarterly Dividend of $0.14 per share

Wheeling, WV – On August 27, 2009 the Board of Directors of WesBanco, Inc. (NASDAQ:  WSBC) declared the third quarter 2009 dividend of $0.14 per share on its common stock, a 50% reduction in the quarterly dividend compared to the second quarter 2009.  The dividend will be paid on October 1, 2009 to shareholders of record as of September 11, 2009.  The reduction was taken to address the impact of the recession on earnings and to increase capital internally by reducing the payout ratio.  WesBanco remains well-capitalized for regulatory purposes with capital ratios as of June 30, 2009 of 8.65% tier 1 leverage capital ratio, 12.38% tier 1 risk based capital ratio and 13.63% total risk based capital ratio.

“The current economic conditions throughout the country continue to have a negative impact on earnings for most banks, including us. Our strong capital position allowed us to pay dividends in excess of our earnings for the last three quarters, and our capital ratios remain well above the regulatory minimums. However, we believe that taking this additional step to match dividends to current earnings opportunities in this economic recession will enable us to better navigate the current economic climate and position us well to take advantage of growth opportunities when the economic recovery occurs.” said Paul Limbert, Chief Executive Officer.

Mr. Limbert further remarked, “While our performance and capital are above many of our peer banks, today’s action provides us with maximum flexibility to increase capital in a more highly stressed environment and to continue to build and invest in our core businesses. While maintenance of the dividend is important to us and our shareholders, it is equally important to the long term growth of our company to ensure that the dividend payout ratio bears a reasonable relationship to earnings.”

WesBanco is a multi-state bank holding company with total assets of approximately $5.7 billion, operating through 114 branch locations and 144 ATMs in West Virginia, Ohio, and Pennsylvania. WesBanco’s banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia. WesBanco also operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

Forward-looking Statements

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission (“SEC”), including WesBanco’s Form 10-Q as of June 30, 2009, which are available at the SEC’s website www.sec.gov or at WesBanco’s website, www.wesbanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under Part I, Item 1A. Risk Factors. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including without limitation, the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority and other regulatory bodies; potential legislative and federal and state regulatory actions and reform; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; greater than expected outflows on recent branch acquisition deposits; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.